Exhibit 10.1

EKSO BIONICS HOLDINGS, INC.

AMENDMENT NO. 1 TO AT THE MARKET OFFERING AGREEMENT

June 12, 2023

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the At the Market Offering Agreement, dated October 9, 2020 (the “Sales Agreement”), by and between Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), and H.C. Wainwright & Co., LLC (the “Manager”). Capitalized terms used herein but not otherwise defined are used herein as defined in the Sales Agreement.

The Company and the Manager (collectively, the “Parties”) wish to amend the Agreement, pursuant to Section 14 of the Sales Agreement, on the terms and conditions set forth in this letter (this “Amendment”). Therefore, for and in consideration of the mutual covenants and agreements herein contained, and contained in the Sales Agreement, the Parties hereby agree as follows:

1. Minimum Price. Section 2(b)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, or such duly authorized officers of the Company, as may from time to time be notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.”

2. Governing Law. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING APPLICABLE LAW AND WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 15 AND 16 OF THE SALES AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

3. Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement, which may be delivered by facsimile or in .pdf file via e-mail.

4. Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Sales Agreement shall remain in full force and effect. As amended hereby, the Sales Agreement is ratified and confirmed in all respects. On and after the date of this Amendment, each reference in the Sales Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Sales Agreement as amended by this Amendment.

(Signature page follows.)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement by the Company and the Manager in accordance with its terms.

Very truly yours,

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Scott G. Davis
Name: Scott G. Davis
Title: Chief Executive Officer

The foregoing Amendment No. 1 to the Sales Agreement is hereby confirmed and accepted as of the date first written above.

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name: Edward D. Silvera
Title: Chief Operating Officer